EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Registration Statement of China Clean Energy Inc. on Post- Effective Amendment No. 1 to Form SB-2 on Form S-1 of my report dated March 7, 2008, appearing in the Prospectus, which is part of this Registration Statement. I also consent to the reference to the firm under the heading “Experts” in such Prospectus.

Michael T. Studer CPA P.C.
Freeport, New York
April 28, 2009